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                  [LETTERHEAD OF HELMS MULLISS & WICKER, PLLC]

                                                                     EXHIBIT 5.1


Bank of America Corporation
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255



                                 July 26, 2002



Re: Public Offering of up to $6,000,000,000 Aggregate Principal Amount of Bank of America Corporation Senior InterNotes and Subordinated InterNotes

Ladies and Gentlemen:

         We have acted as counsel to Bank of America Corporation, a Delaware corporation (the "Corporation"), in connection with (i) the Registration Statement on Form S-3 ( the "Registration Statement") that is being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (ii) the Prospectus constituting a part thereof (the "Prospectus"), relating to the issuance and sale from time to time by the Corporation of up to $6,000,000,000 in aggregate principal amount of its Senior InterNotes and its Subordinated InterNotes (collectively referred to as the "Notes"). The Notes are to be issued, separately or together, and are to be sold from time to time as set forth in the Prospectus and any amendments or supplements thereto.

         As such counsel, we have examined and are familiar with such original or photocopies or certified copies of such records of the Corporation and its subsidiaries, certificates of officers of the Corporation and its subsidiaries and of public officials and such other documents as we have deemed relevant or necessary as the basis for the opinions set forth below. In such examinations, we have assumed the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as photocopies thereof and the authenticity of the originals of such copies. We have also relied upon statements of fact contained in documents that we have examined in connection with our representation of the Corporation.

         Based solely upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that the Notes have been duly authorized and, when the terms of the Notes have been established and the Notes have been completed, executed, authenticated and delivered in accordance with the provisions of the Amended and Restated Indenture dated July 1, 2001 between the Corporation and The Bank of

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July 26, 2002
Page 2




New York, as Trustee (the "Senior Indenture") for Senior InterNotes, or the Amended and Restated Indenture dated July 1, 2001 between the Corporation and The Bank of New York, as Trustee (the "Subordinated Indenture") for Subordinated InterNotes, the Board Resolution (as defined in the respective Indentures) and the Amended and Restated Selling Agent Agreement to be entered into among the Corporation and the Agents named in Exhibit A thereto, against payment of the consideration therefor, will constitute legal, valid and binding obligations of the Corporation subject as to enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. ss.1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.

         This opinion is rendered to you and for your benefit in connection with the above transaction. This opinion may not be relied upon by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purposes whatsoever without our prior written consent. Notwithstanding the foregoing, we hereby consent to be named in the Registration Statement as attorneys who passed upon the legality of the Notes and to the filing of a copy of this opinion as Exhibit
5.1 to the Registration Statement.



                                            Very truly yours,



                                            /s/ HELMS MULLISS & WICKER, PLLC